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                                                                    EXHIBIT 10.2


(INSITUFORM TECHNOLOGIES, INC. LOGO)         Date of Grant:
                                             Employee:
                                             SSN:
                                             No. of Shares:
                                             Option Price:     $

2001 EMPLOYEE EQUITY INCENTIVE PLAN
FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT


This option to purchase shares of Class A common stock, par value $0.01 per share (the "Common Stock"), of Insituform Technologies, Inc. ("Insituform") is granted to you pursuant to the 2001 Employee Equity Incentive Plan (the "Plan") and is subject to the terms and conditions in the Plan and those set forth below. Any capitalized, but undefined, term used in this option shall have the meaning ascribed to it in the Plan. This option is not intended to be an incentive stock option as defined in Section 422 of the Internal Revenue Code. Your acceptance of this option acknowledges your agreement to all the terms and conditions contained herein.

                              By:
                                 -----------------------------------------------


                              TERMS AND CONDITIONS


1. EXERCISABILITY. This option can be exercised only to the extent that the shares covered by this option have become exercisable according to the schedule below. Except as provided in paragraph 5 below, you must be employed by Insituform or a subsidiary of Insituform (the "Company") on the commencement date of the exercise period for the additional shares to become exercisable.

                                             Cumulative Maximum Number
                                               of Shares That May Be
Commencement of Exercise Period                      Purchased
- ------------------------------------------   -------------------------
Date of Grant .......................             .......
1st Year Anniversary of Date of Grant             .......
2nd Year Anniversary of Date of Grant             .......
3rd Year Anniversary of Date of Grant             .......

2. EXERCISE IN WHOLE OR PART. To the extent this option has become exercisable, you may purchase on any business day prior to the termination of this option all or any part of the total shares which you are then entitled to purchase, less any shares previously purchased; however, no fractional shares may be purchased.

3. METHOD OF EXERCISE. You may exercise this option by delivering to the Administrator the purchase price for the shares to be purchased along with written notice of:

      o     Your name and social security number;

      o     The number of shares to be purchased; and

      o The address to which the stock certificate and notices are to be sent.

4. PAYMENT OF PURCHASE PRICE. The purchase price for the shares purchased pursuant to this option shall be payable at the time of purchase. The purchase price may be paid by certified check or cashier's check payable to Insituform, in Common Stock beneficially owned by you for at least 6 months or in any combination of check and such Common Stock. If payment is made in shares of such Common Stock, the sum of the check amount and the fair market value of such Common Stock must be at least equal to the purchase price. The fair market value of such Common Stock shall be the closing price per share of the Common Stock as generally reported by NASDAQ on the business day before the date of delivery of such Common Stock to the Administrator.

5. TERM OF OPTION. To the extent this option has become exercisable, it may be exercised by you at any time during the 7-year period beginning on the date of grant as long as you are an employee of the Company, subject to the special provisions below. To the extent this option remains unexercised at the end of such 7-year period, your right to purchase shares pursuant to this option will terminate. To the extent unexercised, this option will terminate before the end of such 7-year period as follows (in no event will any of the following extend this option beyond a 7-year term):

(a) If you retire from the Company after you attain age 55 ("retire" means voluntarily terminating your employment and not working more than 1,000 hours a year), this option will terminate 5 years after your retirement, except that, if you take any action constituting cause (as defined below) after your retirement, this option will terminate immediately;

(b) If the Company terminates your employment at any time other than for "cause" (as defined below) or disability (pursuant to the terms of any employee disability benefit plan maintained by the Company), this option will terminate 30 days after such termination of employment;

(c) If your employment is terminated as a result of your disability (pursuant to the terms of any employee disability benefit plan maintained by the Company), this option will terminate 90 days after such termination of employment;

(d) If your employment is terminated by your death, this option will terminate 1 year following your death; and

(e) In the event of your death during a period in which this option remains exercisable in accordance with subparagraph (a), (b) or (c) above, this option will terminate 1 year following your death.



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If this option is terminated in accordance with subparagraph (a) or (b) above, you may exercise this option prior to its termination only to the extent it has become exercisable prior to the date this option is so terminated. If this option is terminated in accordance with subparagraph (c) or (d) above, this option will be exercisable in full prior to its termination. If this option is terminated in accordance with subparagraph (e) above, this option will be exercisable prior to its termination to the same extent that it was exercisable by you prior to your death.

IF YOUR EMPLOYMENT IS TERMINATED OTHER THAN AS DESCRIBED IN SUBPARAGRAPH (a),
(b), (c) OR (d) ABOVE, YOUR RIGHT TO PURCHASE SHARES PURSUANT TO THIS OPTION WILL TERMINATE IMMEDIATELY.

      For purposes of this option, "cause" shall mean any of:

(i) breaching any employment, confidentiality, noncompete, nonsolicitation or other agreement with the Company, any written company policy relating to compliance with laws (during employment) or any general undertaking or legal obligation to the Company;

(ii) causing, inducing, requesting or advising, or attempting to cause, induce, request or advise, any employee, representative, consultant or other similar person to terminate his/her relationship, or breach any agreement, with the Company; or

(iii) causing, inducing, requesting or advising, or attempting to cause, induce, request or advise, any customer, supplier or other Company business contact to withdraw, curtail or cancel their business with the Company.

6. TAXES. The Administrator may withhold delivery of certificates for purchased shares until you make satisfactory arrangements to pay any withholding, transfer or other taxes due as a result of your exercise of this option. You are responsible for all taxes applicable to any income realized upon the exercise of this option.

7. SECURITIES LAWS. This option shall not be exercisable if such exercise would violate any federal or state securities law. Insituform may take any appropriate action to achieve compliance with those laws in connection with any exercise of this option or your resale of the Common Stock.

8. TRANSFERABILITY. Except as otherwise specifically approved by the administrator of the Plan, this option is not transferable other than by will or the laws of descent and distribution and is exercisable only by you or your guardian or legal representative. You may designate a beneficiary(ies) to exercise your rights under this option in the event of your death. Such designation must be on a form approved by the Administrator and will be effective upon receipt thereof by the Administrator while you are alive. Any designation form so delivered will revoke all prior designations.

9. ADJUSTMENTS. The Administrator may make such adjustments in the option price and in the number or kind of shares of Common Stock covered by this option as may be required to prevent dilution or enlargement of your rights that would otherwise result from any stock split, stock dividend, reorganization, recapitalization, sale, consolidation, issuance of stock rights or warrants or any similar event.

10. INTERPRETATIONS BINDING. Administrator interpretations and determinations are binding and conclusive.

11. NO OWNERSHIP INTERESTS. You will not, by reason of holding this option, have any right to vote or to receive dividends or other distributions, or have any other rights of a stockholder, with respect to the shares of Common Stock covered by this option.

12. NO RIGHT TO CONTINUE AS AN EMPLOYEE; NO RIGHT TO FURTHER OPTION GRANTS. This option does not give you any right to continue as an employee of the Company for any period of time or at any rate of compensation, nor does it interfere with the Company's right to determine the terms of your employment. An option grant is within the discretion of the Administrator, and does not entitle you to any further option grants.

13. TERMINATION FOR CAUSE. If your employment is terminated for cause (as defined above), or if you engage in any activity constituting cause (as defined above) during the 2-year period following termination of employment, in addition to any other legal or equitable remedies, all of which are expressly reserved:
(i) Insituform shall have the right to purchase from you any and all Common Stock acquired pursuant to this option after the date 2 years prior to your termination and then owned by you for a purchase price per share equal to the option price set forth above, and (ii) you shall be required to pay to the Company, upon demand, an amount equal to the profit you realized on the sale of any Common Stock acquired pursuant to this option after the date 2 years prior to your termination and sold by you at any time (such profit per share being equal to the excess, if any, of the sale price per share over the option price set forth above).

14. NOTICE OF SALE; NOTICES. If you sell or otherwise dispose of any shares of Common Stock subject to this option on or before (i) 2 years from the date of the grant of this option, or (ii) 1 year from the date you received such shares of Common Stock pursuant to the exercise of this option, you will promptly (I) give notice thereof to the Administrator, with full details and such other information as may reasonably be requested, and (II) upon request, pay to Insituform the amount of any taxes which Insituform may be required to withhold. Notices to Insituform or the Administrator shall be sent to Insituform's Corporate Headquarters, Attn: "Stock Plan Administrator."